Exhibit 4

                   AMENDED AND RESTATED CRIIMI MAE INC.
                   STOCK OPTION PLAN FOR KEY EMPLOYEES

     1.     PURPOSE.  This Amended and Restated Stock Option Plan for Key
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Employees (this "Plan") for CRIIMI MAE Inc. (the "Company") and its subsidiaries, is intended to provide opportunities to purchase shares (each, an "Option") of the Company's common stock (the "Common Stock") to
(a) persons holding the executive position of vice president or more senior of the Company and its subsidiaries and (b) other employees of the Company and its subsidiaries who are otherwise designated by the Stock Option Committee (the "Committee") as key employees (each of (a) and (b), an "Eligible Employee"). This Plan as originally adopted became effective on June 30, 1995. This Plan, as amended and restated, is effective as of July 28, 1995.

     2.     GENERAL ADMINISTRATION.
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            A.     Committee Members.  This Plan shall be administered by
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the Committee consisting of not fewer than three members of the Board of
Directors (the "Board") of the Company. Except as permitted by Securities Exchange Act Rule 16b3(c)(2), no person serving as a Committee member shall be eligible to be granted or awarded equity securities pursuant to this Plan or any other plan established by the Company, nor shall any person serve as a Committee member if during the one year prior to his or her appointment to the Committee, he or she was granted or awarded equity securities pursuant to this Plan.

            B.     Authority of Committee.  The Committee shall have the
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authority (i) to exercise all of the powers granted to it under this Plan;
(ii) to construe, interpret and implement this Plan and any Option Agreements executed pursuant to Section 7 below; (iii) to prescribe, amend and rescind rules and regulations relating to this Plan, including rules governing the Committee's own operations; (iv) to make all determinations necessary or advisable in administering this Plan; (v) to correct any defect, supply any omission and reconcile any inconsistency in this Plan; and (vi) to amend this Plan to reflect changes in applicable law.

            C.      Majority Vote.  Actions of the Committee shall be taken
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by the affirmative vote of a majority of the Committee members.  Any action may be taken by an instrument signed by a majority of the Committee members, and action so taken shall be fully as effective as if such action had been taken by a vote at a Committee meeting.

            D.      Binding Determination.  The determination of the
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Committee on all matters relating to this Plan or any Option Agreement shall be final, binding and conclusive.

            E.      No Liability.  No Committee member shall be liable for
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any action or determination made in good faith with respect to this Plan, including any Option.
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            F.     Definitions.  As used in this Plan, the following words
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and phrases shall have the meanings indicated:

                   (1) "Code" shall mean the Internal Revenue Code of 1986, as amended.

                   (2) "Fair Market Value" per share as of a particular date shall mean the closing sales price per share of Common Stock on the principal national securities exchange on which the shares of Common Stock shall then be listed for the last preceding date on which there was a sale of such Common Stock on such exchange.

                   (3) "Incentive Stock Option" means one or more options to purchase Common Stock which, at the time such options are granted under this Plan or any other such plan of the Company, qualify as incentive stock options under Section 422 of the Code.

     3.     ELIGIBILITY.  The Committee may from time to time in its sole
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discretion determine that any key Employee shall be ineligible to receive
Options, notwithstanding a prior determination that such key Employee was an Eligible Employee.

     4.     OPTIONS.  Options may be granted at any time prior to June 30,
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2000 to each Eligible Employee selected by the Committee (upon the grant of such option, each an "Optionee"), in such numbers of shares as may be determined by the Committee. At the time of the grant of each Option under the Plan, the Committee shall determine whether such Option is to be designated an Incentive Stock Option.

     5.     COMMON STOCK.
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            A.     Type of Stock.  The stock subject to the Options shall
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be Common Stock.

            B.     Number of Shares.  The total number of shares of Common
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Stock with respect to which Options may be granted shall not exceed One
Million (1,000,000). Common Stock issued pursuant to this Plan may be authorized but unissued Common Stock or authorized and issued Common Stock held in the Company's treasury or acquired by the Company for the purposes of this Plan. The Committee may direct that any certificate evidencing Common Stock issued pursuant to this Plan shall bear a legend setting forth such restrictions on transferability as may apply to such shares.

            C.     Change in Number of Shares.  If there is any change in
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the number of outstanding shares of Common Stock through the declaration of stock dividends, recapitalization resulting in stock splits, or combinations or exchanges of such shares, then the number of shares of Common Stock available for each outstanding Option and the number of such shares covered by each outstanding Option, and the "Option Price" (as such term is defined below) per share under each outstanding Option, shall be proportionately adjusted to reflect any increase or decrease in the number of issued shares of Common

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Stock; provided however, that any fractional shares resulting from any such
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adjustment shall be eliminated.

            D.     Dissolution or Liquidation.  In the event of a proposed
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dissolution or liquidation of the Company, each outstanding Option granted under this Agreement shall terminate as of a date to be fixed by the Committee; provided however, that the Optionee shall have the right, immediately prior to such termination, to exercise such outstanding Options as to all or any part of the shares of Common Stock covered thereby, including shares as to which such outstanding Options would not otherwise be exercisable.

            E.     Corporate Reorganization.  If there is any change in the
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number of outstanding shares of Common Stock by reason of merger, consolidation, spinoff or other corporate reorganization in which the Company is the surviving corporation, the number of shares of Common Stock available for issuance both in the aggregate and with respect to each outstanding Option, and the Option Price per share under each outstanding Option, shall be equitably adjusted by the Committee, whose determination shall be final, binding and conclusive. In the event of any merger, consolidation or combination of the Company with or into another corporation (other than a merger, consolidation or combination in which the Company is the surviving corporation and which does not result in any reclassification or other change in the number of outstanding shares of Common Stock), the Optionee shall have the right thereafter and during the term of each such Option to receive, after such Option is duly exercised in accordance with the terms of this Agreement, for each share of Common Stock as to which the Option shall be exercised, the kind and amount of shares of the surviving or new corporation, cash, securities, evidence of indebtedness, other property or any combination thereof which would have been received upon such merger, consolidation or combination by the holder of one share of Common Stock immediately prior to such merger, consolidation or combination.

            F.     Change in Common Stock.  In the event of a change in the
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Common Stock as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be Common Stock within the meaning of this Agreement.

            G.     Adjustments by Committee.  To the extent that the
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foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive; provided however, that each Option granted pursuant to this Plan and designated an Incentive Stock Option shall not be adjusted in a manner that causes the Option to fail to continue to qualify as an incentive Stock Option within the meaning of
Section 422 of the Code.

            H.     No Other Rights.  Except as expressly provided in this
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Section 5, the Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation,

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merger, or consolidation, and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to an Option. The grant of the Options pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

     6.     RIGHTS AS A SHAREHOLDER.  The Optionee or a permitted
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transferee of the Options shall have no rights as a shareholder with respect to any shares covered by the Options until the date of the issuance of a stock certificate to the Optionee or permitted transferee for such shares. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 5 above.

     7.     TERMS AND CONDITIONS OF OPTIONS.  Each Option granted shall be
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evidenced by an Option Agreement in such form as the Committee may from time to time approve. By executing an Option Agreement, an Optionee thereby agrees that the Option shall be subject to the provisions of such Option Agreement and this Plan. Options shall comply with and be subject to the following terms and conditions:

            (a)     Option Price.  The purchase price (the "Option Price")
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shall be stated in the Option Agreement and shall be (i) $9.77 for Options granted under this Plan prior to July 28, 1995 and (ii) not less than the Fair Market Value of the Common Stock on the date of grant of the Option for all Options granted under this Plan on or after July 28, 1995.

            (b)     Value of Common Stock. Options may be granted to any
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key employee for Common Stock of any value; provided however, that the
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aggregate fair market value (determined at the time the Option is granted)
of the Common Stock with respect to which Options that qualify as Incentive Stock Options are exercisable by the Optionee for the first time during any calendar year (under all the plans of the Company and its parent, if any, and subsidiaries) shall not exceed One Hundred Thousand Dollars ($100,000).

            (c)     Medium and Time of Payment.  The Option Price shall be
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paid in full, at the time of exercise, in cash or, with the prior approval of the Company, in Common Stock held by the Optionee having a Fair Market Value in the aggregate equal to such Option Price or in a combination of cash and such shares.

            (d)     Number of Option Shares; Number of Option Shares per
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Option.  The number of shares of Common Stock available to be purchased by
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an Optionee ("Option Shares") shall be as set forth in such Optionee's
Option Agreement. No Option may be exercised at any one (1) time for less than one hundred (100) shares of Common Stock, unless the number of Option Shares remaining to be purchased is fewer than one hundred (100), in which case the last Option shall be to purchase all of the remaining Option Shares.
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            (e)     Term and Exercise of Options.  Each Option shall become
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vested and first exercisable as set forth in an Optionee's Option Agreement and an Option may thereafter be exercised at any time or from time to time prior to the close of business on the day before the eighth anniversary after the Option is granted.

     8.     TERMINATION OF EMPLOYMENT.  The effect of the termination of an
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Optionee's employment shall be as set forth in such Optionee's Option
Agreement with the company.

     9.     NO GRANT OF OTHER RIGHTS.  Nothing in this Plan shall confer
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upon the Optionee any right to continue in the employ of CRIIMI MAE
Management, Inc. ("CRIIMI Management"), the Company or any of their respective divisions or affiliates, or interfere in any way with the right of CRIIMI Management, the Company or any such division or affiliate to terminate such employment at any time.

     10.     RESTRICTIONS.
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            A.     Non-Transferability of Options.  The Options shall not
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be transferable other than by will or by the laws of descent and distribution, and, during an Optionee's lifetime, each Option may be exercised only by the Optionee, or upon adjudication of the Optionee's mental capacity, by the Optionee's legally appointed representative.

            B.     Consent to Plan Action.  If the Committee shall at any
                   ----------------------
time determine that any "Consent" (as such term is defined below) is necessary or desirable as a condition of, or in connection with, the granting of any Option, the issuance or purchase of Common Stock or other rights thereunder, or the taking of any other action thereunder (each such action being a "Plan Action"), then such Plan Action shall not be taken, in whole or in part, unless and until such Consent shall have been effected or obtained to the Committee's full satisfaction.

            C.     Definition of Consent. The term "Consent" as used in
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this Plan with respect to any Plan Action means (i) any and all listings, registrations or qualifications in respect thereof upon any inter-dealer quotation system of a registered national securities association or any national securities exchange or under any federal, state or local law, rule or regulation, (ii) any and all written agreements and representations by the Optionee with respect to the disposition of Common Stock, or with respect to any other matter, which the Committee shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification, or to obtain an exemption from the requirement that any such listing, qualification or registration be made, and (iii) any and all consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory bodies.

          D.     Additional Requirements Regarding Intent.  In furtherance
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of the foregoing, at the time of any exercise of an Option, the Committee may, if it shall determine it is required by law, require the Optionee as a condition to the exercise thereof, to deliver to the Committee a written representation of the Optionee's present intention to purchase the Common Stock for investment and not for distribution or re-sale. If such

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representation is required to be delivered, an appropriate legend may be placed upon each certificate delivered to the Optionee upon the Optionee's exercise of part or all of an Option and a stop transfer order may be placed with the transfer agent. Each such Option shall also be subject to the requirement that, if at any time the Committee determines, in its discretion, that either (i) the listing, registration or qualification of Common Stock subject to an Option upon any securities exchange or under any state, federal or foreign law, or (ii) the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issue or purchase of Common Stock thereunder, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The Committee shall not have the power to require or oblige the Company to register any Common Stock subject to an Option and any requirement imposed by the Committee relating to the registration of Common Stock shall not bind the Company to cause the registration of such Common Stock.

     11.     NATURE OF PAYMENTS.  All Options granted shall be in
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consideration of services performed for the Company by the Optionee.

     12.     NON-UNIFORM DETERMINATIONS.  The Committee's determinations
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under this Plan need not be uniform and may be made by it selectively among
Eligible Employees (whether or not such Eligible Employees are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations which may, inter alia, reflect the specific terms of individual employment agreements, and to enter into non-uniform and selective Option Agreements, as to (a) the persons to receive Options and
(b) the terms and conditions of Options.

     13.     OTHER PAYMENTS OR OPTIONS.  Nothing contained in this Plan
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shall be deemed in any way to limit or restrict the Company from making any option to purchase Common Stock or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

     14.     Amendment and Termination.
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             A.     Amendment of Plan.  The Board may from time to time
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suspend, discontinue, revise or amend this Plan in any respect whatsoever.
In addition, no such amendment shall materially impair any rights or materially increase any obligations under any outstanding Option without the consent of the Optionee (or, upon the Optionee's death or adjudication of mental incapacity, the Optionee's legally appointed representative).

            B.     Cancellation and Issuance of New Options.  The Committee
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may cancel any outstanding Option and issue a new Option in substitution therefor. The Committee also may amend any outstanding Option Agreement, including any amendment which would: (i) accelerate the time or times at which the Option becomes unrestricted or may be exercised; (ii) waive or amend any goals, restrictions or conditions set forth in the Option Agreement; or (iii) waive or amend the operation of Section 4 of an Optionee's

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Option Agreement with respect to the treatment of Options upon termination of employment. However, any such cancellation or amendment that materially impairs the rights or materially increases the obligations of an Optionee under an outstanding Option shall be made only with the consent of the Optionee (or, upon the Optionee's death, the person having the right to exercise the Option).

     15.     SAVINGS CLAUSE.  Notwithstanding any other provision hereof,
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this Plan is intended to qualify as a plan pursuant to which Incentive
Stock Options may be issued under Section 422 of the Code. If this Plan or any provision of this Plan shall be held to be invalid or to fail to meet the requirements of Section 422 of the Code or the regulations promulgated thereunder, such invalidity or failure shall not affect the remaining parts of this Plan, but rather it shall be construed and enforced as if the Plan or the affected provision thereof, as the case may be, complied in all respects with the requirements of Section 422 of the Code.

     16.     SECTION HEADINGS.  The section headings contained in this Plan
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are for the purpose of convenience only and are not intended to define or limit the contents of such sections.

Adopted by the Board of Directors of the Company as of March 14, 1997.

Attest:


_____________________________
Corporate Secretary
Date: March 14, 1997



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